Exhibit 99.1

01/17/2013

Progressive Care Inc
1111 Park Center Blvd
Ste 202
Miami Gardens FL, 33162

To The Board of Directors

Please accept this letter as my two-week notice of resignation. My last day of work will be Jan 25th, 2013.

It's been a wonderful 5 month experience working with Progressive Care. I have decided to relocate back to New York. I have enjoyed working with each and every one of you and appreciate the opportunities I've been given.

I will do my best to hand off any current appointments prior to my last day of work. Please let me know if you need my help in any other way.

Sincerely,

/s/ Vernon Watson
Vernon Watson